Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the “Agreement”) is made as of December 31, 2024, by and between Veea Inc. (“Veea”), VeeaSystems Inc. (“VSI”) and Harmonic Equity Partners (“Harmonic”) individually a “Party” and collectively the “Parties,” both as more fully defined below.

WHEREAS, Veea and VSI previously entered into note purchase agreements (the “Note Purchase Agreements”) with certain accredited investors for the sale of unsecured subordinated convertible promissory notes.

WHEREAS, pursuant to the Note Purchase Agreement, dated September 13, 2024, with Harmonic Equity Partners (“Harmonic”), Harmonic was to purchase a Note in the aggregate principal amount of $13.55 million (the “Commitment Amount”) on or prior to October 15, 2024, which was subsequently extended to December 15, 2024.

WHEREAS, as of the date hereof, the Commitment Amount has not been funded.

WHEREAS, the Parties have concluded that it is in their best interests to resolve all issues related to the Commitment Amount.

WHEREAS, on or prior to the date hereof, the Company has received a payment from Harmonic of $5,364,159 million.

NOW THEREFORE, in consideration of the promises and obligations contained in this Agreement, the sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1. Parties Defined.

The Parties hereto are defied as follows:

a.	Each of Veea and VSI shall mean itself and each of its past, present and future, known and unknown parents, subsidiaries, affiliates, divisions, proprietorships, associations, administrators, organizations, joint ventures, distributors, partners, employees, agents, representatives, independent contractors, officers, directors, managers, management, executives, members, principals, stockholders, shareholders, equity investees, attorneys, lawyers, executors, fiduciaries, successors, transferees, licensees, assigns, creditors, brokers, receivers, trustees, insurers, reinsurers, indemnitees, and all other related entities or individuals associated in any way with Veea or VSI, as the case may be, all in their personal and agency capacities.

b.	Harmonic shall mean itself and each of its past, present, and future, known and unknown parents, subsidiaries, affiliates, divisions, proprietorships, associations, administrators, organizations, joint ventures, distributors, partners, employees, agents, representatives, independent contractors, officers, directors, managers, management, executives, members, principals, stockholders, shareholders, equity investees, attorneys, lawyers, executors, fiduciaries, successors, transferees, licensees, assigns, creditors, brokers, receivers, trustees, insurers, reinsurers, indemnitees, and all other related entities or individuals associated in any way with Harmonic, all in their personal and agency capacities.

2. Mutual Release Between the Parties. The Parties hereby mutually release and forever discharge each other of and from all rights, claims, demands, controversies, suits, claims, charges, complaints, contracts whether oral or written and express or implied, promises at law or in equity, torts, violations of public policy, damages, expenses, costs, actions and causes of action, whether known or unknown, whether foreseen or unforeseen, that either had, now has, or may have in the future against the other as of the date of this Agreement including, but not limited to, any matter related to the Commitment Amount.

3. Entire Agreement. This Agreement sets forth all terms and conditions agreed to by the Parties herein. The Parties agree that the execution of this Agreement has not been induced by any representations or promises not expressly set forth herein. Any prior agreements, promises, reservations, negotiations or representations, either oral or written, between the Parties or the Parties’ attorneys that are not expressly set forth in this Agreement are, upon execution of this Agreement, of no force or effect.

4. Agreement Reviewed and Entered Into Voluntarily. The Parties warrant that each has entered into this Agreement voluntarily and has had the opportunity to consult with counsel. The Parties’ respective attorneys have read this Agreement, and this Agreement shall not be subject to any claim of mistake of fact or duress. The Parties agree that this Agreement is clear and unambiguous and agree that in the event any provision of this Agreement is deemed ambiguous, that provision shall be construed without regard to which of the Parties drafted that provision.

5. Governing Law. This Agreement shall be construed and governed by the laws of the State of Delaware, without giving effect to its conflict of laws provisions. Any and all actions brought arising out of or based upon in whole or in part this Agreement shall be brought in the State of Delaware.

6. Amendment and Modification. Any amendment or modification of this Agreement must be in writing and signed by the Parties affected by such amendment or modification.

7. Assignment. None of the Parties may assign any rights, obligations or interest under this Agreement without prior written consent of the other Parties.

[Signature Page Follows]

This agreement may be signed in counterparts and by electronic methods, including PDF, and the signature thereon of any Party will be considered part of this Agreement and taken together shall be treated as a fully executed original.

Veea Inc.		Harmonic Equity Partners

By:	/s/ Allen Salmasi	By:	/s/ Peter Yi
Signature		Signature
Allen Salmasi, Chief Executive Officer		Peter Yi, President
Print Name, Title		Print Name, Title

VeeaSYSTEMS Inc.

By:	/s/ Janice K. Smith
Signature
Janice K. Smith, Chief Operating Officer
Print Name, Title

3